EXHIBIT 99.1

EXECUTION COPY

REMARKETING AGREEMENT

October 7, 2005

Banc of America Securities LLC
9 West 57th Street
New York, NY  10019

U.S. Bank National Association
100 Wall Street, Suite 1600
New York, NY  10005

Ladies and Gentlemen:

This Remarketing Agreement is dated as of October 7, 2005 (the "Agreement") among PNM Resources, Inc., a New Mexico corporation (the "Company"), Banc of America Securities LLC, as the Remarketing Agent (the "Remarketing Agent"), and U.S. Bank National Association, a national banking association, not individually but solely as Purchase Contract Agent (the "Purchase Contract Agent") and as attorney-in-fact of the holders of Purchase Contracts (as defined in the Purchase Contract Agreement referred to below).

Section 1.                  Definitions.

(a)                Capitalized terms used and not defined in this Agreement shall have the respective meanings set forth in the Purchase Contract Agreement, dated as of October 7, 2005, between the Company and U.S. Bank National Association, as Purchase Contract Agent, as amended from time to time (the "Purchase Contract Agreement").

(b)               As used in this Agreement, the following terms have the following meanings:

"Agreement" has the meaning set forth in the first paragraph of this agreement.

"Company" has the meaning set forth in the first paragraph of this Agreement.

"Depositary" means a clearing agency registered under Section 17A of the Exchange Act that is designated by the Company to act as Depositary for the Units.

"Depositary Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of securities deposited with the Depositary.

"Most Recent Agreement" means the underwriting agreement to which the Company or Public Service Company of New Mexico ("PNM") is a party with respect to the issuance and sale by the Company or PNM, as the case may be, of its senior unsecured notes or securities comprised in part of its senior unsecured notes, which agreement was entered into most recently prior to the Remarketing Date.

"Preliminary Prospectus" means any preliminary prospectus relating to the Remarketed Senior Notes included in the Registration Statement or supplementing such Registration Statement pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein as of the date of such Preliminary Prospectus; and any reference to any amendment or supplement to such Preliminary Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus under the Exchange Act, and incorporated by reference in such Preliminary Prospectus.

"Prospectus" means the prospectus relating to the Remarketed Senior Notes included in the Registration Statement, in the form in which it was first used by the Remarketing Agent to confirm sales of the Remarketed Senior Notes in the Remarketing, including the documents incorporated by reference therein as of the date of such Prospectus; and any reference to any amendment or supplement to such Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus under the Exchange Act, and incorporated by reference in such Prospectus.

"Purchase Contract Agent" has the meaning set forth in the first paragraph of this Agreement.

"Registration Statement" means a registration statement under the Securities Act of 1933, as amended (the "Securities Act") prepared by the Company pursuant to Section 5 hereunder covering, inter alia, the Remarketing of the Remarketed Senior Notes, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement, and any post-effective amendments thereto.

"Remarketed Senior Notes" means the Pledged Senior Notes and the Separate Senior Notes, if any, subject to Remarketing as identified to the Remarketing Agent by the Purchase Contract Agent and the Custodial Agent, respectively, after 11:00 a.m., New York City time, on the Business Day immediately preceding the applicable Remarketing Date, and shall include: (a) (i) in the case of the Initial Remarketing, the Pledged Senior Notes and (ii) in the case of the Final Remarketing, the Senior Notes of the Holders of Corporate Units who have not notified the Purchase Contract Agent on or prior to 5:00 p.m., New York Time, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date of their intention to effect a Cash Settlement of the related Purchase Contracts pursuant to the terms of the Purchase Contract Agreement or who have so notified the Purchase Contract Agent but failed to make the required cash payment on the fourth Business Day immediately preceding the Purchase Contract Settlement Date pursuant to the terms of the Purchase Contract Agreement, and (b) the Separate Senior Notes of the holders of Separate Senior Notes, if any, who have elected to have their Separate Senior Notes be remarketed in such Remarketing pursuant to the terms of the Purchase Contract Agreement.

"Remarketing" means the remarketing of the Remarketed Senior Notes pursuant to this Agreement.

"Remarketing Agent" means Banc of America Securities LLC or any successor remarketing agent appointed by the Company pursuant to Section 10 hereof.

"Remarketing Date" means either the Initial Remarketing Date (as defined herein) or the Final Remarketing Date (as defined herein), as context requires.

"Remarketing Materials" means the Preliminary Prospectus, the Prospectus or any other information furnished by the Company to the Remarketing Agent for distribution to investors in connection with the Remarketing.

"Senior Notes" means the senior notes due 2010 of the Company.

"Transaction Documents" means this Agreement, the Purchase Contract Agreement, the Pledge Agreement and the Indenture, in each case as amended or supplemented from time to time.

Section 2.                  Appointment and Obligations of the Remarketing Agent.

(a)                The Company hereby appoints Banc of America Securities LLC as the exclusive Remarketing Agent, and, subject to the terms and conditions set forth herein, Banc of America Securities LLC hereby accepts appointment as Remarketing Agent, for the purpose of (i) Remarketing the Remarketed Senior Notes on behalf of the holders thereof, (ii) determining, in consultation with the Company, in the manner provided for herein and in the Purchase Contract Agreement and the Indenture, the Reset Rate for the Senior Notes, and (iii) performing such other duties as are assigned to the Remarketing Agent in the Transaction Documents.

(b)               Unless a Special Event Redemption has occurred prior to such date, on the third Business Day immediately preceding August 16, 2008 (the "Initial Remarketing Date"), the Remarketing Agent shall use commercially reasonable efforts to remarket (based on the Reset Rate) (the "Initial Remarketing") the Remarketed Senior Notes, at a price (the "Remarketing Price") equal to approximately 100.25% (or, if the Remarketing Agent is unable to remarket the Remarketed Senior Notes at such a rate, at a rate below 100.25% in the discretion of the Remarketing Agent, but in no event less than 100.00%) of the sum of the Treasury Portfolio Purchase Price and the Separate Senior Notes Purchase Price.

(c)                In the case of a Failed Initial Remarketing and unless a Special Event Redemption has occurred prior to such date, on the third Business Day immediately preceding the Purchase Contract Settlement Date (the "Final Remarketing Date"), the Remarketing Agent shall use its commercially reasonable efforts to remarket (based on the Reset Rate) (the "Final Remarketing") the Remarketed Senior Notes at a price (the "Final Remarketing Price") equal to approximately 100.25% (or, if the Remarketing Agent is unable to remarket the Remarketed Senior Notes at such a rate, at a rate below 100.25% in the discretion of the Remarketing Agent, but in no event less than 100.00%) of the aggregate principal amount of the Remarketed Senior Notes being remarketed in such Final Remarketing.  It is understood and agreed that the Remarketing on any Remarketing Date will be considered successful and no further attempts will be made if the resulting proceeds are at least 100% of the sum of the Treasury Portfolio Purchase Price and the Separate Senior Notes Purchase Price, in the case of the Initial Remarketing, and at least 100% of the aggregate principal amount of the Remarketed Senior Notes, in the case of the Final Remarketing.

(d)               In connection with each Remarketing, the Remarketing Agent shall determine, in consultation with the Company, the rate per annum, rounded to the nearest one-thousandth (0.001) of one percent per annum, that the Senior Notes should bear (the "Reset Rate") in order for the Remarketed Senior Notes to have an aggregate market value equal to the Remarketing Price or the Final Remarketing Price, as the case may be, and that in the sole reasonable discretion of the Remarketing Agent will enable it to remarket all of the Remarketed Senior Notes at the Remarketing Price or Final Remarketing Price, as the case may be, in such Remarketing.

(e)                In the event of a Failed Remarketing or if no Senior Notes are included in Corporate Units, and if none of the holders of the Separate Senior Notes elect to have Senior Notes be remarketed in such Remarketing, the applicable interest rate on the Senior Notes will not be reset and will continue to be the Coupon Rate set forth in the Indenture as supplemented from time to time.

(f)                 If, by 4:00 p.m. (New York City time) on the applicable Remarketing Date, (i) the Remarketing Agent is unable to remarket all of the Remarketed Senior Notes at the Remarketing Price or the Final Remarketing Price, as the case may be, pursuant to the terms and conditions hereof or (ii) the Remarketing did not occur on such Remarketing Date because one of the conditions set forth in Section 7 hereof was not satisfied, a Failed Remarketing shall be deemed to have occurred, and the Remarketing Agent shall so advise, by telephone, the Depositary, the Purchase Contract Agent and the Company.  Whether or not there has been a Failed Remarketing will be determined in the sole reasonable discretion of the Remarketing Agent.  Promptly following any Failed Remarketing, the Remarketing Agent shall return Separate Senior Notes submitted for remarketing, if any, to the Custodial Agent for distribution to the appropriate Holders.

(g)                In the event of a Successful Remarketing, by approximately 4:30 p.m. (New York City time) on the applicable Remarketing Date, the Remarketing Agent shall advise, by telephone:

(i)                  the Depositary, the Purchase Contract Agent and the Company of the Reset Rate determined by the Remarketing Agent in such Remarketing and the number of Remarketed Senior Notes sold in such Remarketing; and

(ii)                each purchaser (or the Depositary Participant thereof) of Remarketed Senior Notes of the Reset Rate and the number of Remarketed Senior Notes such purchaser is to purchase; and

(iii)               each such purchaser to give instructions to its Depositary Participant to pay the purchase price on the third Business Day immediately following the date of such Successful Remarketing in same-day funds against delivery of the Remarketed Senior Notes purchased through the facilities of the Depositary.

The Remarketing Agent shall also, if required by the Securities Act or the rules and regulations promulgated thereunder, deliver to each purchaser a Prospectus in connection with the Remarketing.

(h)                After deducting any fees specified in Section 4 below, the proceeds from a Successful Remarketing (i) with respect to the Senior Notes that are components of the Corporate Units, shall be paid to the Collateral Agent in accordance with Sections 5.07 and 7.05 of the Pledge Agreement, as the case may be, and Section 5.02 of the Purchase Contract Agreement and (ii) with respect to the Separate Senior Notes, shall be paid to the Custodial Agent for payment to the holders of such Separate Senior Notes in accordance with Section 5.02 of the Purchase Contract Agreement and Sections 5.07 and 7.05 of the Pledge Agreement.

(i)                  The right of each holder of Separate Senior Notes or Corporate Units to have Remarketed Senior Notes remarketed and sold on any Remarketing Date shall be subject to the conditions that (i) the Remarketing Agent conducts a Remarketing pursuant to the terms of this Agreement, (ii) a Special Event Redemption has not occurred prior to such Remarketing Date, (iii) the Remarketing Agent is able to find a purchaser or purchasers for Remarketed Senior Notes at the Remarketing Price or the Final Remarketing Price, as the case may be, based on the Reset Rate, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

(j)                 It is understood and agreed that the Remarketing Agent shall not have any obligation whatsoever to purchase any Remarketed Senior Notes, whether in the Remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Senior Notes for Remarketing or to otherwise expend or risk its own funds or incur or to be exposed to financial liability in the performance of its duties under this Agreement, and without limitation of the foregoing, the Remarketing Agent shall not be deemed an underwriter of the Remarketed Senior Notes.  The Company shall similarly not be obligated in any case to provide funds to make payment upon tender of the Senior Notes for Remarketing.

Section 3.                  Representations and Warranties of the Company.  The Company represents and warrants (i) on and as of the date any Remarketing Materials are first distributed in connection with the Remarketing (the "Commencement Date") and (ii) on and as of the applicable Remarketing Date that:

(a)                Each of the representations and warranties of the Company or PNM, as the case may be, in the Most Recent Agreement are, as to the Company  mutatis mutandis (with respect to the Remarketed Senior Notes and the circumstances of their remarketing), true and correct (with such representations and warranties, as so modified, being set forth at length in a certificate by the Company as to the Company to be delivered pursuant to Section 7(a) hereof).

(b)               The Registration Statement, if any, in the form delivered prior to the applicable date set forth in the first paragraph of this Section 3 or to be delivered to the Remarketing Agent, has been declared effective by the Securities and Exchange Commission (the "Commission") under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the best knowledge of the Company, threatened by the Commission.

(c)                The documents incorporated by reference in the Prospectus, if any, at the time when they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and, when read together with the other information in the Prospectus, if any, at the time the Registration Statement and any amendments thereto became effective, and at the Commencement Date, applicable Remarketing Date and applicable settlement date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to the Remarketing Agent furnished in writing to the Company by the Remarketing Agent or its counsel expressly for use in the Prospectus.

(d)               The Registration Statement, if any, complies, and any post-effective amendment thereto, any Rule 462(b) Registration Statement and any Remarketing Materials (and any amendment or supplement thereto) will comply in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, and the Trust Indenture Act, and the Registration Statement as amended and supplemented by the Prospectus, any post-effective amendment thereto and any Rule 462(b) Registration Statement do not and will not, as of the applicable effective date thereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus, if any, as amended or supplemented, as of its date, and any further supplements to the Prospectus, as of the applicable filing date as to any such supplement and any Remarketing Materials (and any amendment or supplement thereto), as of the date of such Remarketing Materials and the Remarketing Date, do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  No representation and warranty is made as to any statement of eligibility on Form T-1 filed or incorporated by reference as part of the Registration Statement, the Prospectus or the Remarketing Materials, or as to statements in or omissions from the Registration Statement, the Prospectus or the Remarketing Materials made in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent.

(e)                This Agreement has been duly authorized, executed and delivered by the Company.

Section 4.                  Fees.

(a)                In the event of a Successful Initial Remarketing of the Remarketed Senior Notes, the Remarketing Agent will retain from any proceeds of the Successful Remarketing as a remarketing fee an amount equal to the lesser of (i) 25 basis points (.25%) of the sum of the Treasury Portfolio Purchase Price and the Separate Senior Note Purchase Price and (ii) the amount of the proceeds of such Successful Remarketing in excess of the Treasury Portfolio Purchase Price plus the Separate Senior Notes Purchase Price; provided, however, that to the extent that such amount is less than 25 basis points of the Treasury Portfolio Price plus the Separate Senior Notes Purchase Price, the Company shall pay an amount, as an additional remarketing fee, to the Remarketing Agent equal to such shortfall (such amount, together with the amount in the previous sentence, the "Remarketing Fee").

(b)               In the event of a Successful Final Remarketing of the Remarketed Senior Notes, the Remarketing Agent will retain from any proceeds of the Successful Final Remarketing as a remarketing fee an amount equal to the lesser of (i) 25 basis points (.25%) of the aggregate principal amount of the Remarketed Senior Notes and (ii) the amount of the proceeds of such Successful Final Remarketing in excess of the aggregate principal amount of the Remarketed Senior Notes; provided, however, that to the extent that such amount is less than 25 basis points of the aggregate principal amount of the remarketed Pledged Senior Notes and Separate Senior Notes, the Company shall pay an amount, as an additional remarketing fee, to the Remarketing Agent equal to such shortfall (such amount, together with the amount in the previous sentence, the "Final Remarketing Fee").

Section 5.                  Covenants of the Company.  If and to the extent the Remarketed Senior Notes are required, in connection with the Remarketing (in the view of counsel, which need not be in the form of a written opinion, for either the Remarketing Agent or the Company), to be registered under the Securities Act as in effect at the time of the Remarketing, the Company covenants and agrees as follows:

(a)                The Company shall prepare the Registration Statement and the Prospectus, in a form approved by the Remarketing Agent, which approval shall not be unreasonably withheld, shall file any such Prospectus pursuant to the Securities Act within the period required by the Securities Act and the rules and regulations thereunder and shall use reasonable best efforts to cause the Registration Statement to be declared effective by the Commission prior to the second Business Day immediately preceding the applicable Remarketing Date.

(b)               The Company shall file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Remarketing Agent, be required by the Securities Act or requested by the Commission.

(c)                The Company shall advise the Remarketing Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Remarketing Agent with copies thereof.

(d)               The Company shall file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offering or sale of the Remarketed Senior Notes.

(e)                The Company shall advise the Remarketing Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of any of the Remarketed Senior Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information, and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, to use promptly reasonable best efforts to obtain its withdrawal.

(f)                 The Company shall furnish promptly to the Remarketing Agent such copies of the following documents as the Remarketing Agent shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits); (B) the Preliminary Prospectus and any amended or supplemented Preliminary Prospectus; (C) the Prospectus and any amended or supplemented Prospectus; and (D) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if at any time when delivery of a prospectus is required in connection with the Remarketing, (i) any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or (ii) for any other reason it shall otherwise be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Remarketing Agent and, upon its request, to file such document and to prepare and furnish without charge to the Remarketing Agent and to any dealer in securities as many copies as the Remarketing Agent may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(g)                Prior to filing with the Commission (A) any amendment to the Registration Statement or supplement to the Prospectus (other than any amendment or supplement resulting solely from the incorporation by reference of any report under the Exchange Act) or (B) any Prospectus pursuant to Rule 424 under the Securities Act, the Company shall furnish a copy thereof to the Remarketing Agent and counsel to the Remarketing Agent; and shall not file any such amendment or supplement that shall be reasonably disapproved by the Remarketing Agent.

(h)                As soon as practicable, but in any event not later than eighteen months, after the effective date of the Registration Statement, the Company shall make "generally available to its security holders" an "earnings statement" of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158 under the Securities Act).  The terms "generally available to its security holders" and "earnings statement" shall have the meanings set forth in Rule 158 under the Securities Act.

(i)                  The Company shall take such action as the Remarketing Agent may reasonably request in order to qualify the Remarketed Senior Notes for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Remarketing Agent may reasonably request; provided that in no event shall the Company be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation or any other obligation in any jurisdiction in which it is not otherwise subject.

(j)                 The Company shall furnish the Remarketing Agent with such information and documents as the Remarketing Agent may reasonably request in connection with the transactions contemplated hereby, and to make reasonably available to the Remarketing Agent and any accountant, attorney or other advisor retained by the Remarketing Agent such information that parties would customarily require in connection with a due diligence investigation conducted in accordance with applicable securities laws and to cause the Company's officers, directors, employees and accountants to participate in all such discussions and to supply all such information reasonably requested by any such Person in connection with such investigation.

Section 6.                  Payment of Expenses.  The Company agrees to pay (a) all costs incident to the preparation and printing of the Registration Statement, if any, any Prospectus and any other Remarketing Materials and any amendments or supplements thereto, (b) all costs of distributing the Registration Statement, if any, any Prospectus and any other Remarketing Materials and any amendments or supplements thereto, (c) any fees and expenses of qualifying the Remarketed Senior Notes under the securities laws of the several jurisdictions as provided in Section 5(i) and of preparing, printing and distributing a Blue Sky Memorandum, if any (including the reasonable fees and expenses of counsel to the Remarketing Agent), (d) all other costs and expenses incident to the performance of the obligations of the Company hereunder and the Remarketing Agent hereunder and (e) the reasonable fees and expenses of counsel to the Remarketing Agent in connection with its duties hereunder.

Section 7.                  Conditions to the Remarketing Agent's Obligations.  The obligations of the Remarketing Agent hereunder shall be subject to the following conditions:

(a)                The representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the applicable Remarketing Date, and the Company, the Purchase Contract Agent and the Collateral Agent shall have performed in all material respects all covenants and agreements contained herein or in the Purchase Contract Agreement or Pledge Agreement to be performed on their part at or prior to such date.

(b)               There shall not have occurred any of the following: (i) Trading generally shall have been suspended or materially limited on the New York Stock Exchange, (ii) trading of any securities of the Company shall have been materially suspended or limited on the New York Stock Exchange, (iii) a banking moratorium shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred a material adverse change in the financial markets, any escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (b) in the judgment of the Remarketing Agent makes it impracticable or inadvisable to proceed with the Remarketing or the delivery of the Remarketed Senior Notes on the terms and in the manner contemplated in the Transaction Documents.

(c)                The Prospectus, if any, shall have been filed with the Commission pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) under the Securities Act; no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(d)               The Company shall have furnished to the Remarketing Agent a certificate, dated the applicable Remarketing Date, of the Chief Financial Officer satisfactory to the Remarketing Agent stating that: (1) no order suspending the effectiveness of the Registration Statement, if any, or prohibiting the sale of the Remarketed Senior Notes is in effect, and no proceedings for such purpose are pending before or, to the best knowledge of such officer, threatened by the Commission; (2) the representations and warranties of the Company in Section 3 are true and correct on and as of the applicable Remarketing Date, and the Company has performed in all material respects all covenants and agreements contained herein to be performed on its part at or prior to such Remarketing Date; and (3) the Registration Statement, if any, as of its effective date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus or any other Remarketing Material did not, as of the date of such Prospectus or such Remarketing Material, if any, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)                On the applicable Remarketing Date, the Remarketing Agent shall have received a letter addressed to the Remarketing Agent and dated such date, in form and substance satisfactory to the Remarketing Agent, from the Company's independent accountants reasonably acceptable to the Remarketing Agent, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to the financial statements and certain financial information of the Company and its consolidated subsidiaries contained in the Remarketing Materials, if any.

(f)                 Bracewell & Giuliani LLP, or such other counsel reasonably acceptable to the Remarketing Agent, shall have furnished to the Remarketing Agent its opinion, as counsel to the Company, addressed to the Remarketing Agent and dated the applicable Remarketing Date, in form and substance reasonably satisfactory to the Remarketing Agent addressing such matters as are set forth in such counsel's opinion furnished pursuant to the Most Recent Agreement, adapted as necessary to relate to the securities being remarketed hereunder and to the Remarketing Materials, if any, or to any changed circumstances or events occurring subsequent to the date of this Agreement, such adaptations being reasonably acceptable to counsel to the Remarketing Agent.

(g)                Troutman Sanders LLP, or such other counsel reasonably acceptable to the Remarketing Agent, shall have furnished to the Remarketing Agent its written opinion, as special counsel to the Company, addressed to the Remarketing Agent and dated the applicable Remarketing Date, in form and substance satisfactory to the Remarketing Agent addressing such matters as are set forth in such counsel's opinion furnished pursuant to the Most Recent Agreement.

(h)                Counsel for the Remarketing Agent shall have furnished to the Remarketing Agent its opinion, addressed to the Remarketing Agent and dated the applicable Remarketing Date, in form and substance reasonably satisfactory to the Remarketing Agent.

(i)                  There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate an improvement, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(j)                 The Senior Notes shall not have been called for redemption following the occurrence of a Special Event.

If any condition specified in this Section 7 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Remarketing Agent by notice to the Company at any time on or prior to the applicable Remarketing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 6, 8 and 9 shall at all times be effective and shall survive such termination.

Section 8.                  Indemnification.

(a)  The Company agrees to indemnify and hold harmless the Remarketing Agent, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Remarketing Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage, liability, joint or several, or any action in respect thereof to which the Remarketing Agent or any such affiliate officer, employee, representative, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, or the Prospectus or in any amendment or supplement thereto, in any Remarketing Materials or any amendment or supplement thereto, or in any Blue Sky Application, any material fact necessary to make the statements therein not misleading; and shall reimburse the Remarketing Agent and each such affiliate, officer, employee, representative, agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Remarketing Agent or any such affiliate, officer, employee, representative agent or controlling person in damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus or the Prospectus, or in any such amendment or supplement, or any other Remarketing Materials (or any amendment or supplement thereto), in reliance upon and in conformity with the written information furnished to the Company by or on behalf of the

Remarketing Agent concerning the Remarketing Agent specifically for inclusion therein; and provided, further, that the Company shall not be liable to the Remarketing Agent under the indemnity agreement in this subsection with respect to any Preliminary Prospectus to the extent that such loss, claim, damaged, liability or action of the Remarketing Agent results from the fact that the Remarketing Agent sold the Remarketed Senior Notes to a person as to whom it shall be established that such sale was an initial resale by the Remarketing Agent and there was not sent or given to such person, if required by law to have been so sent or given, at or prior to the written confirmation of the sale to such person, a copy of the Prospectus, if the Company had previously furnished copies thereof pursuant to Section 5(f) and the loss, claim, damage or liability of the Remarketing Agent results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was (i) identified to the Remarketing Agent prior to the furnishing to the Remarketing Agent of the corrected Prospectus and (ii) corrected in the Prospectus.  The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Remarketing Agent or to any affiliate, officer, employee, representative, agent or controlling person of the Remarketing Agent.

(b)               The Remarketing Agent shall indemnify and hold harmless the Company, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any loss, claim, damage, liability or any action in respect thereof, to which the Company, or any such affiliate, director, officer, employee, representative, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, or the Prospectus (or any amendment or supplement thereto), or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, or the Prospectus (or any amendment or supplement thereto), or any material fact necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent specifically for inclusion therein; and shall reimburse the Company and any such director, officer or controlling person promptly upon demand for any legal and other expenses reasonably incurred by the Company or any such affiliate, director, officer, employee, representative, agent or controlling person in connection with investigating, defending, or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.  The Company hereby acknowledges that the only information that the Remarketing Agent has furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus, or the Prospectus is the information set forth in a certificate to be provided by the Remarketing Agent on or prior to the Remarketing Date.

(c)                Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have had under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, (1) if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (2) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, or (3) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel at the expense of the indemnifying party then the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Remarketing Agent in the case of Section 8(b), representing the indemnified parties who are parties to such action).  No indemnifying party shall, (i) without the prior written consent of the indemnified parties settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, and contains no statement as to fault, or (ii) be liable for any settlement of any such action effected without its written consent, but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

Section 9.                  Contribution.  If the indemnification provided for in Section 8 is for any reason held to be unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Remarketing Agent, on the other hand, from the Remarketing of the Remarketed Senior Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Remarketing Agent, on the other hand, with respect to the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage, or liability (or action in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Remarketing Agent, on the other hand, with respect to the Remarketing of the Remarketed Senior Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the Remarketing of the Remarketed Senior Notes pursuant to this Agreement received by holders of the Remarketed Senior Notes on the one hand, and the total Remarketing Fee received by the Remarketing Agent, on the other hand, bear to the aggregate Remarketing Price plus an additional Remarketing Fee paid by the Company which is not included in the Remarketing Price of the Remarketed Senior Notes.  The relative fault of the Company, on the one hand, and the Remarketing Agent, on the other hand, shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Remarketing Agent, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Remarketing Agent agree that it would not be just and equitable if the amount of contributions pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein.

The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to in this Section 9 shall be deemed to include, for purposes of this Section 9, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim.

Notwithstanding the provisions of this Section 9, the Remarketing Agent shall not be required to contribute any amount in excess of the amount by which the fees received by it under Section 4 exceeds the amount of any damages which the Remarketing Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 9, each officer and employee of the Remarketing Agent and each person, if any, who controls the Remarketing Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Remarketing Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

Section 10.              Resignation and Removal of the Remarketing Agent.  The Remarketing Agent may resign and be discharged from its duties and obligations hereunder, and the Company may remove the Remarketing Agent, by giving 30 days' prior written notice, in the case of a resignation, to the Company, the Purchase Contract Agent and the Depositary and, in the case of a removal, to the removed Remarketing Agent, the Purchase Contract Agent and the Depositary; provided, however, that no such resignation nor any such removal shall become effective until the Company shall have appointed at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company and the Purchase Contract Agent, in which it shall have agreed to conduct the Remarketing in accordance with the Transaction Documents in all material respects.

In any such case, the Company will use commercially reasonable efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreement with such person as soon as reasonably practicable.

Section 11.              Dealing in Securities.  The Remarketing Agent, when acting as a Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Remarketed Senior Notes, Corporate Units, Treasury Units or any of the securities of the Company (together, the "Securities").  The Remarketing Agent may exercise any vote or join in any action which any beneficial owner of such Securities may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder.  The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

Section 12.              Remarketing Agent's Performance; Duty of Care.  The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Agreement and the Transaction Documents.  No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement or any of the Transaction Documents.  In the absence of bad faith on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it, as to the truth of the statements expressed in any of such documents.  The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties except as otherwise set forth herein.  The Remarketing Agent, acting under this Agreement, shall incur no liability to the Company or to any holder of Remarketed Senior Notes in its individual capacity or as Remarketing Agent for any action or failure to act, on its part in connection with a Remarketing or otherwise, except if such liability is judicially determined to have resulted from its failure to comply with the material terms of this Agreement or the gross negligence or willful misconduct on its part.  The provisions of this Section 12 shall survive the termination of this Agreement and shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

Section 13.              Termination.  This Agreement shall automatically terminate (i) as to the Remarketing Agent on the effective date of the resignation or removal of the Remarketing Agent pursuant to Section 10 and (ii) on the earlier of (x) any Special Event Redemption Date and (y) the Purchase Contract Settlement Date.  If this Agreement is terminated pursuant to any of the other provisions hereof, except as otherwise provided herein, the Company shall not be under any liability to the Remarketing Agent and the Remarketing Agent shall not be under any liability to the Company, except that if this Agreement is terminated by the Remarketing Agent because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Remarketing Agent for all of its out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by it.  Sections 8, 9 and 12 hereof shall survive the termination of this Agreement or the resignation or removal of the Remarketing Agent.

Section 14.              Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)                if to the Remarketing Agent, shall be delivered or sent by mail, telex or facsimile transmission to:

Banc of America Securities LLC
9 West 57th Street
New York, New York  10019

Telecopier No.:  (212) 933-2217
Attention:  Derek Dillon

(b)               if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to PNM Resources, Inc., Alvarado Square MS-2704, Albuquerque, New Mexico 87158, Telephone No.: (505) 241-2700, Telecopier No.: (505) 241-2369; Attention: Treasurer; and

(c)                if to the Purchase Contract Agent, shall be delivered or sent by mail, telex or facsimile transmission to U.S. Bank National Association, 100 Wall Street, Suite 1600, New York, New York 10005, Telephone No.: (212) 361-2505, Telecopier No.: (212) 509-3384; Attention: Corporate Trust Administration.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

Section 15.              Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon each party hereto and its respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (x) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the Remarketing Agent and the person or persons, if any, who control the Remarketing Agent within the meaning of Section 15 of the Securities Act and (y) the indemnity agreement of the Remarketing Agent contained in Section 8 of this Agreement shall be deemed to be for the benefit of the Company's directors and officers who sign the Registration Statement, if any, and any person controlling the Company within the meaning of Section 15 of the Securities Act.  Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to herein, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 16.              Survival.  Notwithstanding Section 13, the respective indemnities, representations, warranties and agreements of the Company and the Remarketing Agent contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive any Remarketing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

Section 17.              Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of New York.

Section 18.              Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

Section 19.              Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Section 20.              Severability.  If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, then, to the extent permitted by law, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

Section 21.              Amendments.  This Agreement may be amended by an instrument in writing signed by the parties hereto.  The Company agrees that it will not enter into, cause or permit any amendment or modification of the Transaction Documents or any other instruments or agreements relating to the Senior Notes or the Corporate Units that would in any way adversely affect the rights, duties or obligations of the Remarketing Agent, without the prior written consent of the Remarketing Agent.

Section 22.              Successors and Assigns.  The rights and obligations of the Company hereunder may not be assigned or delegated to any other Person without the prior written consent of Banc of America.  The rights and obligations of the Remarketing Agent hereunder may not be assigned or delegated to any other Person (other than an affiliate of the Remarketing Agent) without the prior written consent of the Company.

Section 23.              No Advisory or Fiduciary Responsibility.  The Company acknowledges and agrees that: (i) the Remarketing pursuant to this Agreement, including the determination of the Remarketing Price and the Remarketing Fee, is an arm's-length commercial transaction between the Company, on the one hand, and the Remarketing Agent, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Remarketing Agent is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, or its affiliates, stockholders, creditors or employees or any other party; (iii) the Remarketing Agent has not assumed or will assume an advisory, agency or fiduciary responsibility in favor of the with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Remarketing Agent has advised or is currently advising the Company on other matters) and the Remarketing Agent does not have any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Remarketing Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Remarketing Agent has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Remarketing Agent has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Remarketing Agent with respect to the subject matter hereof.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Remarketing Agent with respect to any breach or alleged breach of agency or fiduciary duty.

If the foregoing correctly sets forth the agreement by and between the Company, the Remarketing Agent and the Purchase Contract Agent, please indicate your acceptance in the space provided for that purpose below

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO REMARKETING AGREEMENT]

Very truly yours,

PNM RESOURCES, INC.

By: /s/ Terry R. Horn
      Terry R. Horn,
      Vice President, Corporate Secretary, and
      Acting Chief Financial Officer

CONFIRMED AND ACCEPTED:

BANC OF AMERICA SECURITIES LLC,
not individually, but solely as Remarketing Agent

By: _/s/ Lily Chang
 Lily Chang
 Principal

U.S. BANK NATIONAL ASSOCIATION,
not individually but solely as Purchase Contract
Agent and as attorney-in-fact for the Holders of the
Purchase Contracts

                                                                                               By: /s/ Marlene J. Fahey
                                                                                                     Marlene J. Fahey
                                                                                                     Vice President

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